Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $0.56 for the Quarter Ended June 30, 2017

OMAHA, Neb.--(BUSINESS WIRE)--July 18, 2017--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $0.56 on net income available to common shareholders of $0.4 million for our third fiscal quarter ended June 30, 2017.

“Both of the industries in which we operate are undergoing transformative changes based on a number of factors including increased competition, shifts in consumer shopping habits, and new technologies. These developments have resulted in consolidation across all segments of the food and convenience store supply chains including manufacturers, distributors, and retailers. Given this operating environment, we remain committed to our focused strategic plan which calls for ongoing investments in new programs, services, and technologies to enhance and support our leadership position in the convenience distribution industry,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We are actively seeking acquisitions that can benefit from our extensive platform of customer service. We are also looking carefully at a number of geographic growth opportunities as our customer base expands.”

For the third fiscal quarter of 2017, our Wholesale Distribution Segment reported revenues of $326.5 million and operating income of $3.1 million. Our Retail Health Food Segment reported revenues of $6.4 million and an operating loss of $0.6 million for the same period.

“Convenience store operators are increasingly looking to AMCON for easy to use technology solutions that assist them in areas such as category and profitability management and to enhance efficiency. Additionally, interest in building new non-tobacco revenue streams continues to accelerate amongst our customer base,” said Kathleen M. Evans, President of AMCON’s Wholesale Distribution segment. She further noted, “We are implementing the investments we’ve made in our trucking fleet and technology to further support our customers’ geographic growth.”

“We are pleased with the recent extensive renovations and update to our store in Oviedo, Florida. Our management team is developing market driven enhancements to our core business model in order for us to compete in this highly challenging retail environment,” said Clifford Ginn, President of AMCON’s Retail Health Food Segment. He further noted, “We are working diligently on building our next generation store in the Lakeland, Florida market.”

“We actively manage our working capital and liquidity which provides AMCON the ability to respond quickly to the dynamic environments in which both of our business segments operate. This conservative approach provides us significant flexibility to act in the long term best interest of the many constituencies we serve. Both of our business segments are utilizing financial resources in the course of making the capital and operational investments necessary for long term competitive success,” said Andrew C. Plummer, AMCON’s Chief Financial Officer. “We were pleased to close the June 30, 2017 quarter with shareholders’ equity of $67.3 million and consolidated debt of $13.4 million.”

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates fifteen (15) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Balance Sheets
June 30, 2017 and September 30, 2016

	June	September
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash	$121,790	$605,380
Accounts receivable, less allowance for doubtful accounts of $0.7 million at June 2017 and $0.7 million at September 2016	31,035,527	30,033,104
Inventories, net	49,101,309	48,404,882
Deferred income taxes	1,352,383	1,441,919
Income taxes receivable	157,900	164,959
Prepaid and other current assets	7,836,179	8,608,049
Total current assets	89,605,088	89,258,293

Property and equipment, net	12,867,402	12,607,877
Goodwill	6,349,827	6,349,827
Other intangible assets, net	3,560,561	3,759,311
Other assets	326,440	288,082
Total assets	$112,709,318	$112,263,390
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,329,745	$18,164,983
Accrued expenses	7,106,294	6,792,884
Accrued wages, salaries and bonuses	2,415,122	3,580,996
Current maturities of long-term debt	370,803	362,495
Total current liabilities	28,221,964	28,901,358

Credit facility	10,328,098	10,537,226
Deferred income taxes	4,052,400	4,021,569
Long-term debt, less current maturities	2,742,485	3,021,824
Other long-term liabilities	33,111	30,815

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 678,938 shares outstanding and issued at June 2017 and 677,057 shares outstanding and issued at September 2016	8,314	8,184
Additional paid-in capital	20,803,998	19,525,554
Retained earnings	60,033,389	58,693,241
Treasury stock at cost	(13,514,441)	(12,476,381)
Total shareholders’ equity	67,331,260	65,750,598
Total liabilities and shareholders' equity	$112,709,318	$112,263,390

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Operations
for the three and nine months ended June 30, 2017 and 2016

	For the three months ended June		For the nine months ended June
	2017	2016	2017	2016
Sales (including excise taxes of $95.1 million and $98.9 million, and $271.8 million and $284.9 million, respectively)	$332,842,200	$333,398,723	$936,994,299	$951,856,098
Cost of sales	314,818,453	314,235,192	883,180,664	896,190,425
Gross profit	18,023,747	19,163,531	53,813,635	55,665,673
Selling, general and administrative expenses	16,587,055	15,335,808	48,105,878	45,951,300
Depreciation and amortization	474,890	512,543	1,531,292	1,655,173
	17,061,945	15,848,351	49,637,170	47,606,473
Operating income	961,802	3,315,180	4,176,465	8,059,200

Other expense (income):
Interest expense	180,266	188,798	545,719	562,654
Other (income), net	(16,513)	(35,552)	(37,250)	(98,634)
	163,753	153,246	508,469	464,020
Income from operations before income tax expense	798,049	3,161,934	3,667,996	7,595,180
Income tax expense	413,000	1,310,000	1,748,000	3,241,000
Net income	385,049	1,851,934	1,919,996	4,354,180
Preferred stock dividend requirements	—	(48,642)	—	(146,462)
Net income available to common shareholders	$385,049	$1,803,292	$1,919,996	$4,207,718

Basic earnings per share available to common shareholders	$0.57	$3.03	$2.82	$6.91
Diluted earnings per share available to common shareholders	$0.56	$2.62	$2.78	$6.07

Basic weighted average shares outstanding	678,938	596,112	679,858	609,240
Diluted weighted average shares outstanding	691,701	707,300	690,840	717,875

Dividends declared and paid per common share	$0.18	$0.18	$0.82	$0.82

AMCON Distributing Company and Subsidiaries
Condensed Consolidated Unaudited Statements of Cash Flows
for the nine months ended June 30, 2017 and 2016

	June	June
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,919,996	$4,354,180
Adjustments to reconcile net income from operations to net cash flows from operating activities:
Depreciation	1,332,542	1,389,756
Amortization	198,750	265,417
Gain on sale of property and equipment	(30,854)	(69,215)
Equity-based compensation	1,193,005	1,050,644
Deferred income taxes	120,367	238,728
Provision (recovery) for losses on doubtful accounts	42,000	(39,000)
Provision for losses on inventory obsolescence	4,852	2,014
Other	2,296	(5,034)
Changes in assets and liabilities:
Accounts receivable	(1,044,423)	(2,027,155)
Inventories	(701,279)	10,120,804
Prepaid and other current assets	771,870	(3,320,720)
Other assets	(38,358)	27,897
Accounts payable	322,325	924,567
Accrued expenses and accrued wages, salaries and bonuses	(659,813)	2,825
Income taxes receivable	7,059	476,352
Net cash flows from operating activities	3,440,335	13,392,060

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(1,761,431)	(1,013,988)
Proceeds from sales of property and equipment	42,655	112,157
Net cash flows from investing activities	(1,718,776)	(901,831)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net payments on bank credit agreements	(209,128)	(7,193,768)
Principal payments on long-term debt	(271,031)	(262,677)
Repurchase of common stock	(1,038,060)	(4,044,437)
Dividends paid on convertible preferred stock	—	(146,462)
Dividends on common stock	(579,848)	(526,076)
Withholdings on the exercise of equity-based awards	(107,082)	(121,348)
Net cash flows from financing activities	(2,205,149)	(12,294,768)
Net change in cash	(483,590)	195,461
Cash, beginning of period	605,380	219,536
Cash, end of period	$121,790	$414,997

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$545,719	$576,681
Cash paid during the period for income taxes	1,620,574	2,525,920

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	9,881	51,874
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,262,763	1,174,981

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727